EXHIBIT 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO
RULE 13a-14(a)/15d-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

I, Jorge Nigaglioni, certify that:

1.	I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-QSB of KAL Energy, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 31, 2008	/s/ Jorge Nigaglioni
Jorge Nigaglioni
Chief Financial Officer (Principal Financial Officer)